EXHIBIT 21

                           DDL ELECTRONICS, INC.
                      SUBSIDIARIES OF THE REGISTRANT


All subsidiaries are 100% owned by DDL Electronics, Inc., except as otherwise indicated, and are included in the consolidated financial statements.


Subsidiaries
Incorporation

Aeroscientific Corp. (California)
(99.9% owned by DDL Electronics, Inc.)
California

Aeroscientific Corp. (Oregon)
(100% owned by Aeroscientific Corp.(California))
Oregon

A.J. Electronics, Inc.
California

DDL Europe Limited
Northern Ireland

DDL Electronics Limited
(100% owned by DDL Europe Limited)
Northern Ireland

Irlandus Circuits Limited
(100% owned by DDL Europe Limited)
Northern Ireland